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                                                                     EXHIBIT 5.1

                               SIDLEY & AUSTIN

               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

        Dallas                  Bank One Plaza                Hong Kong
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        Los Angeles          10 S. Dearborn Street              London
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        New York            Chicago, Illinois 60603            Shanghai
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      Washington, D.C.       Telephone 312 853 7000            Singapore
                                                                 ----
                             Facsimile 312 853 7036              Tokyo

                                 Founded 1866

                                 June 14, 2000
Board of Directors
Concord EFS, Inc.
25252 Horizon Lake Drive
Suite 120
Memphis, TN 38133

          Re:  2,800,000 Shares of Common Stock, Par Value $0.33 1/3 Per Share
               ---------------------------------------------------------------

Ladies and Gentlemen:

          We refer to the Registration Statement on Form S-4 (the "Registration Statement") filed by Concord EFS, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of up to 2,800,000 shares of common stock, par value $0.33 1/3 per share (the "New Shares") of the Company.

          In rendering this opinion, we have examined and relied upon a copy of the Registration Statement. We have also examined or caused to be examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for examination.

          Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that:

     1. The Company is a validly existing corporation under the laws of the State of Delaware.

     2. The New Shares will be legally issued, fully paid and nonassessable when (i) the Registration Statement, as finally amended (including any necessary post-
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SIDLEY  & AUSTIN                                                       CHICAGO


Board of Directors
Concord EFS, Inc.
June 14, 2000
Page 2



          effective amendments), shall have become effective under the Securities Act; (ii) the Company's Board of Directors or duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the New Shares as contemplated by the Registration Statement; and (iii) certificates representing the New Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

          We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or "Blue Sky" laws of the various states to the sale of the New Shares.

          This opinion is limited to the Delaware General Corporation Law and the Securities Act.

          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to all references to our firm in the Registration Statement or the Proxy Statement and Prospectus included therein.

                                 Very truly yours,

                                 /s/ Sidley & Austin